                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

                            Electronic Designs, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

--------------------------------------------------------------------------------

                            ELECTRONIC DESIGNS, INC.
                               ONE RESEARCH DRIVE
                             WESTBOROUGH, MA 01581

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 26, 1997

                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Electronic Designs, Inc. (the "Company") will be held on Wednesday, February 26, 1997 at 9:00 a.m. at the Westin Hotel at 70 Third Avenue, Waltham, Massachusetts, for the following purposes:

     1. To elect two directors of the Company to serve until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

     2. To act upon a proposal to ratify the appointment of Price Waterhouse LLP to serve as independent accountants for the Company for the fiscal year ending September 30, 1997.

     3. To transact such other business that may properly be brought before the Annual Meeting and at any adjournments thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on January 6, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to complete, sign, and date the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked or by delivery of a later dated proxy. Shareholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                         By Order of the Board of Directors,


                                         FRANK D. EDWARDS
                                         Secretary

Westborough, MA
January 10, 1997

--------------------------------------------------------------------------------
     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.
--------------------------------------------------------------------------------

                            ELECTRONIC DESIGNS, INC.
                               ONE RESEARCH DRIVE
                             WESTBOROUGH, MA 01581

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                  FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 26, 1997

                                                                January 10, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Electronic Designs, Inc. (the "Company") for use at the 1997 Annual Meeting of Shareholders of the Company to be held on Wednesday, February 26, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card were first mailed to shareholders on or about January 10, 1997.

     At the Annual Meeting, shareholders will be asked to vote upon (i) the election of two directors of the Company; (ii) the proposal to ratify the appointment of Price Waterhouse LLP to serve as independent accountants for the Company for the fiscal year ending September 30, 1997; and (iii) any other matters properly brought before them.

     The Board of Directors has fixed the close of business on January 6, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date") and at any adjournments or postponements thereof. Only shareholders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 7,071,096 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

     The presence, in person or by proxy, of holders of a majority of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required for the election of directors, the ratification of the appointment of the independent accountants, and such other matters properly brought before the shareholders. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker nonvotes"), those shares will be treated as abstentions with respect to that matter.

     SHAREHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED BUT NOT MARKED AS TO A PARTICULAR ITEM, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR THE RATIFICATION OF THE APPOINTMENT OF THE DESIGNATED INDEPENDENT ACCOUNTANTS, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING, AS THE

CASE MAY BE WITH RESPECT TO THE ITEM NOT MARKED. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers, and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

     A shareholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. Please note, however, that if a shareholder's shares are held of record by a broker, bank, or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank, or other nominee confirming that shareholder's beneficial ownership of the shares.

     The Company's 1996 Annual Report, including financial statements for the fiscal year ended September 30, 1996, is being mailed to shareholders concurrently with this Proxy Statement.

PRIOR REORGANIZATION OF THE COMPANY

     Effective March 6, 1996, Crystallume, a California corporation, merged into a wholly owned subsidiary, Electronic Designs, Inc., a Delaware corporation, with Electronic Designs, Inc. as the sole surviving corporation (the "Merger"). Unless otherwise specified or required by the context, the Company means Crystallume prior to the Merger, and Electronic Designs, Inc. subsequent to the Merger.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of five members and is divided into three classes. Each member of each class is nominated for election to a three-year term; however, in connection with the Merger, the terms of the three classes were initially staggered so the two Class I directors were elected to serve a one-year term, the two Class II directors were elected to serve a two-year term, and the Class III director was elected to serve a three-year term. Accordingly, the terms of the current Class I, II, and III directors expire, respectively, at the upcoming Annual Meeting, the 1998 Annual Meeting of Shareholders, and the 1999 Annual Meeting of Shareholders. Each director will serve until the expiration of his term and until his successor is duly elected and qualified or until such director's earlier resignation or removal. Norman T. Hall and Thomas A. Schultz are the Class I directors; Frank D. Edwards and Thomas J. Toy are the Class II directors; and Donald F. McGuinness is the Class III director.

     The terms of Norman T. Hall and Thomas A. Schultz expire as of the Annual Meeting. The Board of Directors has nominated Dr. Hall and Mr. Schultz to remain as directors (the "Nominees") until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until such directors' earlier resignation or removal. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if either person nominated by the Board of Directors, or both, is or are unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. Shares represented by the accompanying proxy will be voted for the election of the two Nominees recommended by the Board of Directors unless the proxy is marked in such a manner as to withhold authority to so vote.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                         VOTE FOR EACH OF THE NOMINEES.

INFORMATION REGARDING NOMINEES, DIRECTORS, AND EXECUTIVE OFFICERS

     The following tables and biographical descriptions set forth certain information with respect to the two Nominees, the directors whose terms do not expire at the Annual Meeting, and the executive officers who are not directors, based on information furnished to the Company by each Nominee, director, and executive officer. There is no family relationship between any Nominee, director, or executive officer of the Company. The following information is as of November 15, 1996, unless otherwise specified.

                                                                YEAR OF
                                                 DIRECTOR      EXPIRATION
          NAME OF DIRECTOR              AGE       SINCE         OF TERM
          ----------------              ---      --------      ----------
          Donald F. McGuinness           64        1995           1999
          Frank D. Edwards               42        1995           1998
          Norman T. Hall                 43        1995           1997
          Thomas A. Schultz              46        1986           1997
          Thomas J. Toy                  41        1990           1998

NOMINEES FOR ELECTION AS DIRECTOR

     Norman T. Hall has been a director of the Company since October, 1995. Dr. Hall is a partner in Bentley Hall Von Gehr International (formerly Bentley Hall & Company), an investment banking firm specializing in mergers, acquisitions, and divestitures, as well as private debt and equity financings for growth or acquisition. Prior to joining Bentley Hall Von Gehr International, he worked for Berkeley International Capital Corporation and Intel Corporation. Dr. Hall was previously on the Board of Directors of Electronic Designs, Inc. ("EDI"), a privately held Massachusetts corporation acquired by the Company in October, 1995, and is currently on the Board of Directors of Atmel Corporation. Dr. Hall received his J.D. and M.B.A. from Golden Gate University, Ph.D. and M.S. from the University of Hawaii, and S.Sc. from the University of Alberta. He is a member of the State Bar of California.

     Thomas A. Schultz has been a director of the Company since February, 1986, and served as Chairman of the Board and Chief Executive Officer until October, 1995. Prior to joining the Company in 1986, Mr. Schultz served as a Corporate Vice President of Dole Food Co. (formerly Castle and Cooke, Inc.), a consumer foods company. Currently, Mr. Schultz is the President, Chief Executive Officer, and a director of Vista Technologies, Inc., a medical services company. Mr. Schultz received a B.E.S. in Operations Research from John Hopkins University in 1972 and an M.B.A. from Harvard Business School in 1975.

DIRECTORS WITH NONEXPIRING TERMS

     Donald F. McGuinness has been the full-time Chairman of the Board, President, and Chief Executive Officer of the Company since October, 1995. Prior to joining the Company, he was Chairman of the Board, President and Chief Executive Officer of EDI, where he was employed for eight years. Prior to his tenure at EDI, he spent 17 years with Sprague Electric Company in various management positions, most recently as Chief Operating Officer, with responsibility for world-wide manufacturing, engineering, and marketing of all products, including acquisitions, joint ventures, and corporate partnerships and divestitures. He spent nine years with Texas Instruments Incorporated and four years with Westinghouse Electric Corporation. Mr. McGuinness also serves on the Board of Directors of Cabletron Systems, Inc., a New York Stock Exchange local area networking company and a S&P 500 company, and the Board of Directors of Ibis Technology Corporation.

     Frank D. Edwards has been the Senior Vice President of Finance, Chief Financial Officer, and Secretary of the Company since October, 1995, and is responsible for the Memory Group's manufacturing, materials, and planning functions. Prior to joining the Company, he was the Chief Financial Officer and Secretary of EDI, where he also had responsibility for the Memory Group's manufacturing, materials, and planning functions. Mr. Edwards joined EDI in 1986 as controller. Prior to joining EDI, he was an Audit Manager at Price Waterhouse LLP and spent six years in the Boston and Montreal offices. He is a member of the Canadian Institute of Chartered Accountants and holds a Bachelor of Commerce from Concordia University in Montreal and a diploma in public accounting from McGill University.

     Thomas J. Toy has been a director of the Company since May, 1990. Mr. Toy currently serves as Group Vice President of Technology Funding Inc. and is a partner of Technology Funding Ltd. He has been employed by Technology Funding Inc. since January, 1987. Mr. Toy also serves on the Board of Directors of Physiometrix, Inc., SRG Holdings, KOR Electronics, and Thermatrix. Mr. Toy received a B.A. in political science in 1977 and an M.M. in Finance, Marketing, and General Management in 1979 from Northwestern University.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Kenneth K. Buckley is the Vice President and Director of Sales and Marketing for Memory Products and has overall responsibility for the Company's Memory Group's marketing activities as well as U.S. Sales. Mr. Buckley joined EDI in 1989 as Director of Marketing. Prior to joining EDI, Mr. Buckley was Marketing Manager at Integrated Device Technology, Inc. and held marketing and operating positions at Mostek. He is 38 and holds a B.B.A. in Marketing from Baylor University.

     Daniel R. Doyle is the Vice President of Display Products. He became Vice President in November, 1996, and is responsible for overseeing the sales, marketing, and business development activities for the display products group. Mr. Doyle joined EDI in 1986 as western area sales manager. Prior to his present position, Mr. Doyle directed EDI's marketing and business development functions for memory products. Before joining EDI, Mr. Doyle held marketing management positions at Intel Corporation and Motorola Inc. He is 39 and holds a B.S. in finance and marketing from Lehigh University in Pennsylvania.

     John A. Herb is the Vice President and General Manager for Diamond Products. He assumed responsibility for the Company's diamond products operations in November, 1995. Dr. Herb most recently served as Vice President of Product Development and has been employed by the Company since 1988. Prior to joining the Company, Dr. Herb was Manager of Device Research and Development at Litton Electron Devices (a Gould Microwave Products Division until acquired by Litton) where he was employed from June, 1983 to February, 1988. Dr. Herb is 50. He received his B.S. in Physics from Miami University in 1968, and his M.S. and Ph.D. in Physics from the University of Washington in 1969 and 1974, respectively.

     Frank Muscolino is the Vice President and General Manager of Displays. He became Vice President in November, 1996, and is general manager of display products with overall responsibility for group operations. Mr. Muscolino joined EDI in August, 1988 as director of manufacturing and served in that position until May, 1994. Prior to joining EDI, Mr. Muscolino held several management positions at Xicor, Inc. and at Intel Corporation. He is 48 and holds a B.S. in chemistry from Clarkson University in New York.

     Richard Sawers is the Vice President of European Sales and Marketing and Managing Director, E.D. Electronics Ltd. He became Vice President in November, 1996, and is responsible for the Company's European sales and marketing activities. Mr. Sawers also holds the position of Managing Director of the Company's United Kingdom subsidiary. He joined EDI in October, 1983 as product managing director. Prior to joining EDI, Mr. Sawers held sales and marketing management positions with Hitachi Electronic Components Ltd. U.K. and with Jermyn, a U.K. distributor. Mr. Sawers is 40. He holds an HNC (U.K. equivalent of B.S.E.E.) and completed a four-year apprenticeship with Phillips Co.

BOARD OF DIRECTORS AND ITS COMMITTEES

     Board of Directors. The Company is managed by a five-member Board of Directors. The Board met ten times during fiscal 1996. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he was eligible to attend.

     Audit Committee. The Board has established an Audit Committee consisting of Norman T. Hall and Thomas J. Toy. The Audit Committee meets with the Company's independent auditors to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent auditors; reviews and monitors the performance of nonaudit services by the Company's auditors; reviews the fairness of any proposed transaction between any officer, director, or affiliate of the Company, and the Company and after such review, makes recommendations to the full Board of Directors; and performs such other functions as may be required by any stock exchange or over-the-counter market upon which the Company's securities may be listed. The Audit Committee did not meet during fiscal 1996.

     Compensation Committee. The Company's Board of Directors has established a Compensation Committee to determine compensation for the Company's executive officers. The members of the Compensation Committee are Norman T. Hall and Thomas J. Toy. Neither Dr. Hall nor Mr. Toy has served as an officer of the Company. The Compensation Committee recommends compensation for officers and employees of the Company and grants options and stock awards under the Company's employee benefits plans. The Compensation Committee met six times during fiscal 1996.

     The Board of Directors does not have a standing nominating committee or a committee performing similar functions. The full Board of Directors performs the function of such a committee.

DIRECTOR COMPENSATION

     Each director of the Company who is not otherwise an employee, consultant, or independent contractor of the Company or a parent, subsidiary, or affiliate of the Company and who does not represent a venture capital shareholder of the Company ("Outside Director") receives $250 per meeting for his services as a director and is reimbursed for reasonable and necessary expenses incurred in attending the meetings of the Board or any committee thereof.

     In fiscal 1996, the Board of Directors voted to amend the Company's 1987 Option Plan (the "Option Plan"), subject to shareholder approval, to provide for options to be granted, upon election to the Board of Directors, to nonemployee directors (a "Qualifying Director"), with each Qualifying Director receiving for each three years of service an option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value per share at the date of grant and vesting in three equal installments over three years. At the 1996 Annual Meeting of Shareholders, the shareholders approved this amendment to the Option Plan. At present, the Qualifying Directors are Dr. Hall and Messrs. Schultz and Toy.

     The Company will indemnify each director serving on the Board in connection with his service as a director of the Company to the fullest extent allowed by Delaware law, the Company's Certificate of Incorporation, and the Company's By-Laws, as amended from time to time.

EXECUTIVE COMPENSATION

     Summary Compensation. The following table sets forth, for each of the Company's last three fiscal years, the annual compensation awarded to the (i) two persons who served as the Company's chief executive officer during fiscal
1996, and (ii) each of the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1996 (the
"Named Executive Officers").

                                      SUMMARY COMPENSATION TABLE
                                                                                  LONG-TERM COMPENSATION
                                                   ANNUAL                     ------------------------------
                                                COMPENSATION                     AWARDS         PAYOUTS
                                 -------------------------------------------     ------         -------
                                                                 OTHER         SECURITIES         ALL
                                                                 ANNUAL        UNDERLYING        OTHER
  NAME AND PRINCIPAL POSITION    YEAR  SALARY($)   BONUS($) COMPENSATION($)    OPTIONS(#)   COMPENSATION($)
  ---------------------------    ----  ----------  -------  ----------------  ------------  ----------------
Donald F. McGuinness............ 1996    230,836   168,750             0         400,000           6,108(1)
  Chairman of the Board,
  President, and Chief
  Executive Officer

Frank D. Edwards................ 1996    147,627    95,250             0         150,000               0
  Senior Vice President of
  Finance, Chief Financial
  Officer, and Secretary

Kenneth K. Buckley.............. 1996    137,901    60,750             0          90,000               0
  Vice President and Director
  of Marketing and Sales for
  Memory Products

John A. Herb.................... 1996    112,587    29,000             0          14,000               0
  Vice President and General     1995    104,802     1,000             0          17,145               0
  Manager for Diamond Products   1994     98,819         0             0               0               0

Thomas A. Schultz(2)............ 1996     56,333(3)      0             0          15,000(4)      197,068(5)
  Former Chairman of the Board   1995    190,963    25,000       141,666(6)       16,859           3,289(7)
  and Chief Executive Officer    1994    180,000    50,000             0          95,000               0

---------------

(1) Term Life Insurance for Mr. McGuinness; policy has no cash-surrender value.

(2) Effective October 10, 1995, Mr. Schultz resigned as Chairman of the Board, President, and Chief Executive Officer. See "Employment and Severance Agreements."

(3) Includes $1,500 received in connection with services rendered as a director.

(4) Represents an option received in connection with services rendered as a director.

(5) Includes a $188,000 lump sum severance payment and $9,068 worth of employee benefits pursuant to a Severance Agreement, dated October 10, 1995, by and between the Company and Mr. Schultz. See "Employment and Severance Agreements."

(6) Pursuant to the terms of the Severance Agreement referenced in footnote (5), the Company reimbursed Mr. Schultz for likely federal and state taxes that would be owed by Mr. Schultz as a result of the

    Company's agreement to forgive, together with all related accrued interest, on January 15, 1996, a loan the Company made to Mr. Schultz under an agreement and related promissory note, dated July 16, 1991, in the principal amount of $25,000. In addition, pursuant to his Severance Agreement, Mr. Schultz received a $100,000 bonus in connection with the acquisition of EDI. See "Certain Relationships and Related Transactions."

(7) Long Term Disability Insurance for Mr. Schultz.

    Option Grants in Fiscal Year 1996. The following table sets forth the options granted with respect to the fiscal year ended September 30, 1996, to the Company's Named Executive Officers.

                                                                 INDIVIDUAL GRANTS
                                               -----------------------------------------------------
                                               NUMBER OF     PERCENT OF
                                                 SHARES     TOTAL OPTIONS
                                               UNDERLYING    GRANTED TO
                                                OPTIONS       EMPLOYEES     EXERCISE OR
                                                GRANTED       IN FISCAL     BASE PRICE    EXPIRATION
                    NAME                         (#)(1)        YEAR(%)        ($/SH)         DATE
                    ----                       ----------   -------------   -----------   ----------
Donald F. McGuinness.........................    400,000(2)   34.2             3.375       11/29/00
Frank D. Edwards.............................    150,000(3)   12.8             3.375       11/29/00
Kenneth K. Buckley...........................     90,000(4)    7.7             3.375       11/29/00
John A. Herb.................................     14,000(5)    1.2             4.453       06/06/01
Thomas A. Schultz............................     15,000(6)    1.3             3.750       01/16/06

---------------

(1) Shares issued upon exercise of unvested options will be subject to repurchase until they become vested.

(2) As of September 30, 1996, 340,742 shares were immediately issuable upon exercise of the options with an additional 29,629 shares becoming issuable upon each of January 1, 1997, and January 1, 1998. Options vest monthly over three years beginning October 10, 1995.

(3) As of September 30, 1996, 59,258 shares were immediately issuable upon exercise of the options with 29,629 additional shares, or fewer as the case may require, becoming exercisable on January 1 of each subsequent year until and including 2000. The options vested with respect to 10% of the shares on April 10, 1996, with the remainder vesting over a five-year period at a rate of 1/60th per month thereafter.

(4) As of September 30, 1996, 59,258 shares were immediately issuable upon exercise of the options with an additional 29,629 shares, or fewer as the case may require, becoming issuable on January 1, 1997, and January 1, 1998. The options vested with respect to 10% of the shares on April 10, 1996, with the remainder vesting over a five-year period at a rate of 1/60th per month thereafter.

(5) As of September 30, 1996, all 14,000 shares were immediately issuable upon exercise of the options. The options vested with respect to 10% of the shares on December 6, 1996, with the remainder vesting over a five-year period at a rate of 1/60th per month thereafter.

(6) As of September 30, 1996, no shares were immediately issuable upon exercise of the options. 5,000 shares become exercisable each year, over a three-year period, on the anniversary of the Grant Date. The option was fully vested as of the Grant Date.

     Option Exercises and Year-End Holdings. The following table sets forth the aggregate number of options exercised in fiscal year 1996 and the value of options held as of September 30, 1996 by the Company's Named Executive Officers.

                     AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND
                             FISCAL YEAR-END 1996 OPTION VALUES
                                                                                    VALUE OF
                                                      NUMBER OF SECURITIES        UNEXERCISED
                                                     UNDERLYING UNEXERCISED       IN-THE-MONEY
                            SHARES                     OPTIONS AT FISCAL       OPTIONS AT FISCAL
                          ACQUIRED ON                       YEAR-END                YEAR-END
                           EXERCISE        VALUE          EXERCISABLE/            EXERCISABLE/
          NAME                (#)      REALIZED ($)    UNEXERCISABLE (#)      UNEXERCISABLE($)(1)
          ----            -----------  ------------  ----------------------   -------------------
Donald F. McGuinness           0             0           395,542/59,258         914,535/111,109
Frank D. Edwards               0             0           100,358/90,742         317,842/170,141
Kenneth K. Buckley             0             0           108,578/30,742          359,188/57,641
John A. Herb                13,717        49,120            31,145/0                39,874/0
Thomas A. Schultz           25,991        91,782         111,859/15,000          179,039/22,500

---------------

(1) Based on the closing price of the Common Stock as reported on the Nasdaq Small-Cap Market on
    September 30, 1996 of $5.25 per share less the option exercise price.

BENEFICIAL OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of the Company's
Common Stock as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors and Nominees, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group, based on representations of directors of the Company, Nominees, Named Executive Officers, and other executive officers as of November 15, 1996 (unless otherwise indicated), Company records, and filings as of December 17, 1996 received by the Company on Schedules 13D and 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All such information was provided by the shareholders listed (unless otherwise indicated) and reflects their beneficial ownership known by the Company.

                   5% SHAREHOLDERS, NAMED
        EXECUTIVE OFFICERS, DIRECTORS, AND NOMINEES;               AMOUNT AND
      AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP         NATURE OF BENEFICIAL     PERCENT
                     (NAME AND ADDRESS)                           OWNERSHIP(1)       OF CLASS (2)
      -----------------------------------------------         --------------------   ------------
New York Life Insurance Company(3)..........................        1,862,660            27.68
  51 Madison Avenue
  New York, NY 10010

Thomas J. Toy(4)............................................          630,447             9.52
  Technology Funding Inc.
  2000 Alameda de las Pulgas
  San Mateo, CA 94403

Technology Funding Partners III, L.P. (5)...................          625,447             9.45
  2000 Alameda de las Pulgas
  San Mateo, CA 94403

Donald F. McGuinness(6).....................................          425,171             6.09

                   5% SHAREHOLDERS, NAMED
        EXECUTIVE OFFICERS, DIRECTORS, AND NOMINEES;               AMOUNT AND
      AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP         NATURE OF BENEFICIAL     PERCENT
                     (NAME AND ADDRESS)                           OWNERSHIP(1)       OF CLASS (2)
      -----------------------------------------------         --------------------   ------------
Dickinson Holding Corp.(7)..................................          351,000             5.24
  405 Sixth Avenue
  P.O. Box 9111
  Des Moines, IA 50306-9111

Thomas A. Schultz(8)........................................          205,562             3.08

Kenneth K. Buckley(9).......................................          138,207             2.06

Frank D. Edwards(10)........................................          129,987             1.94

Norman T. Hall(11)..........................................           61,440              *

John A. Herb(12)............................................           44,531              *

All current directors and executive
  officers as a group(13)...................................        1,868,473            24.23
  (ten persons)

---------------

   * Less than 1%.

 (1) Unless otherwise noted, the Company believes that all persons named in the table above have sole voting and investment power with respect to all shares of Common Stock, as converted and adjusted, that are beneficially owned by them, subject to the information contained in the footnotes below and community property laws where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options or warrants or the conversion of convertible securities.

 (2) Each owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted.

 (3) Includes 80,600 shares issuable upon exercise of warrants currently exercisable or exercisable within 60 days after November 15, 1996, and 206 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") convertible into 82,400 shares of Common Stock within 60 days after November 15, 1996. All 206 shares of Series A Preferred Stock were converted on November 18, 1996.

 (4) Represents in part the shares owned by Technology Funding Partners III, L.P. ("TFP-3") referenced in footnote (5) below. Mr. Toy is a Group Vice President of Technology Funding Inc. ("TFI"), and as such may be deemed the beneficial owner of such shares. Mr. Toy shares voting and investment power with the other members of a Commitment Committee. In addition, Mr. Toy has received options currently exercisable or exercisable within 60 days after November 15, 1996 for the purchase of 5,000 shares in connection with his service as a director.

 (5) Includes 35,000 shares issuable upon exercise of warrants currently exercisable or exercisable within 60 days after November 15, 1996, and 50 shares of Series A Preferred Stock convertible into 20,000 shares of Common Stock within 60 days after November 15, 1996. All 50 shares of Series A Preferred Stock were converted on November 18, 1996. TFI and Technology Funding Ltd. ("TFL") are the managing general partners of TFP-3. The following individuals are executive officers of TFI and/or general partners of TFL, and as such may be deemed beneficial owners of the shares of Common Stock held by TFP-3 described in the table: Charles R. Kokesh, Peter F. Bernardoni, Gregory T. George, and Thomas J. Toy.

 (6) Includes 425,171 shares issuable upon exercise of options currently exercisable or exercisable within 60 days after November 15, 1996. Mr. McGuinness is the Chairman of the Board, President, and Chief Executive Officer of the Company.

 (7) Includes 10,000 shares issuable upon exercise of warrants currently exercisable or exercisable within 60 days after November 15, 1996. Also includes 131,000 shares issuable upon exercise of warrants currently exercisable or exercisable within 60 days after November 15, 1996 that are owned by Dickinson & Co., an investment banking firm and wholly owned subsidiary of Dickinson Holding Corp.

 (8) Includes 111,859 shares issuable upon exercise of options currently exercisable or exercisable within 60 days after November 15, 1996. Mr. Schultz is a director of the Company.

 (9) Includes 138,207 shares issuable upon exercise of options currently exercisable or exercisable within 60 days after November 15, 1996. Mr. Buckley is Vice President and the Director of Sales and Marketing for Memory Products.

(10) Includes 129,987 shares issuable upon exercise of options currently exercisable or exercisable within 60 days after November 15, 1996. Mr. Edwards is the Senior Vice President of Finance, Chief Financial Officer, and Secretary of the Company. He also serves as a director of the Company.

(11) Includes 16,440 shares issuable upon exercise of options currently exercisable or exercisable within 60 days after November 15, 1996. In addition, in connection with his service as a director of the Company, Dr. Hall received options currently exercisable or exercisable within 60 days after November 15, 1996 for the purchase of 5,000 shares.

(12) Includes 31,145 shares issuable upon exercise of options currently exercisable or exercisable within 60 days after November 15, 1996. 13,386 shares are held in a joint account with Dr. Herb's wife, Elizabeth A. Herb. Dr. Herb is the Vice President and General Manager for Diamond Products.

(13) Includes 1,150,678 shares issuable upon exercise of warrants or options or conversion of Series A Preferred Stock that are exercisable or convertible within 60 days after November 15, 1996.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Donald F. McGuinness. The Company entered into an employment agreement, dated as of October 10, 1995, with Mr. McGuinness, under which the Company agreed to employ Mr. McGuinness as its Chairman of the Board, President, and Chief Executive Officer. The agreement has an original term of two years, with such term terminating on September 30, 1997. The term of the agreement may automatically be extended from year to year in one year extensions unless at least 90 days prior to an anniversary of September 30 either party gives written notice to the other of such party's intention not to extend the term of the agreement.

     As compensation for services performed under and during the term of the agreement, the Company is to pay Mr. McGuinness a base salary at the rate of $225,000 per year, which may be adjusted upwards from time to time in the sole discretion of the Board of Directors of the Company. The Company agreed that Mr. McGuinness' options will vest pro-rata over a period of 36 months commencing on October 30, 1995.

     Mr. McGuinness' employment under the agreement may be terminated without cause by a vote of two-thirds of the members of the Board of Directors of the Company and a written notice to Mr. McGuinness. In the event of such termination, Mr. McGuinness will receive certain benefits, including continued receipt of his base salary for a period equal to 39 months less the number of months that lapsed from October 10, 1995, until the date of such termination, subject in all events to a minimum payment period of 18 months. Mr. McGuinness will also be entitled to the above-described termination benefits if he terminates his employment with cause.

     In connection with the acquisition of EDI, the Company also assumed an executive severance agreement, dated as of December 21, 1994, and amended on October 10, 1995, by and between Mr. McGuinness and EDI. Under the terms of the agreement, Mr. McGuinness is to receive (i) a lump sum payment in the amount of one and one-half (1.5) times his highest annual base salary received from the Company during any calendar year, and (ii) varying periods of continued life insurance and health and medical benefits in the event that the Company experiences a change in control and certain terminating events occur within two years of such change in control. Such terminating events include termination by the Company without sufficient cause, or termination by Mr. McGuinness following certain changes initiated by the Company.

     Thomas A. Schultz. Under the terms of a severance agreement, dated October 10, 1995, between the Company and Mr. Schultz, Mr. Schultz continued as a nonofficer employee of the Company and as an adviser to Mr. McGuinness through January 15, 1996 (the "Termination Date"), during which period he remained on the regular payroll and continued to receive his base salary and benefits. On or about the Termination Date, Mr. Schultz received a bonus of $100,000 and the Company delivered to Mr. Schultz a final paycheck for all salary then due. In addition, Mr. Schultz received a lump sum severance payment equal to 12 months base salary ($188,000), less all normal deductions. The Company continued to provide Mr. Schultz with certain employment benefits at the Company's cost through December 31, 1996. Moreover, an outstanding loan that the Company made to Mr. Schultz under an agreement, dated July 16, 1991, in the principal amount of $25,000 and the related promissory note were forgiven, together with accrued interest, on the Termination Date, and the Company paid $16,666 to cover the federal and state income taxes on the loan forgiveness.

     Frank D. Edwards. In connection with the acquisition of EDI, the Company agreed to assume an executive severance agreement, dated as of December 21, 1994, by and between Mr. Edwards and EDI. Under the terms of the severance agreement, the Company is to provide (i) payments in the amount of three-quarters (.75) of his highest annual base salary received from the Company during any calendar year, and (ii) varying periods of continued life insurance and health and medical benefits in the event the Company experiences a change in control and certain terminating events occur within two years of such change and control. Such terminating events include termination by the Company without sufficient cause, or termination by Mr. Edwards following certain changes initiated by the Company.

     John A. Herb. On October 11, 1995, the Company entered into a severance agreement with Dr. Herb. In the event of certain terminating events, including the Company's decision to terminate Dr. Herb without cause or his resignation from the Company subsequent to the occurrence of certain events constituting a constructive discharge, prior to October 10, 1996, the Company would have paid Dr. Herb salary continuation equal to one month's salary for each year he was then employed by the Company or six months, whichever was greater, based on his base salary on October 11, 1995 (or then current base salary, whichever was greater), less the usual and customary withholdings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  New York Life Insurance Company

     The Company issued a convertible secured note to New York Life Insurance Company ("New York Life"), a significant shareholder, in September, 1994, in the principal amount of $1,035,000. The note had a 36-month term and earned 15% interest. On October 6, 1995, in connection with the acquisition of EDI, New York Life received 414,000 shares of Common Stock in exchange for repayment of $1,035,000 of principal of the convertible debt. Prior to the acquisition of EDI, New York Life received 156 units (each unit consisting of one share of Series A Preferred Stock, one warrant to purchase 100 shares of Common Stock at an exercise price of $3.25 per share, and 100 shares of Common Stock (a "Unit")) in exchange for $156,000 of accrued interest on the convertible debt.

     In connection with the Company's private placement of Units to finance expenses associated with the market introduction of an initial product, an expansion in production capacity, and working capital (the "Unit Private Placement"), New York Life purchased 50 Units for $50,000.

     On August 10, 1995, the Company issued a convertible secured note to New York Life in the principal amount of $600,000. This note was a bridge loan to help finance the earnest money deposit and transaction fees related to the Company's acquisition of EDI. The note was due on demand but in no event later than August 10, 1996, and earned 10% interest. In consideration of the bridge loan, New York Life received warrants to purchase 60,000 shares of Common Stock at an exercise price of $2.00 per share. On October 6, 1995, the Company issued 245,858 shares of Common Stock as repayment of $614,646 of accrued interest and principal due under the bridge loan.

     Effective November 30, 1996, the Company redeemed all outstanding shares of Series A Preferred Stock. Prior to this redemption, on November 18, 1996, New York Life converted all 206 shares of Series A Preferred Stock into 82,400 shares of Common Stock.

  Dickinson Holding Corp.

     In connection with the Company's Unit Private Placement, Dickinson & Co., an investment banking firm and wholly owned subsidiary of Dickinson Holding Corp., a significant shareholder, served as the managing placement agent. In exchange for such services, Dickinson & Co. received 40,000 shares of Common Stock and $382,900 as a placement fee.

     On September 27, 1995, as part of a private placement of Common Stock (the "Common Stock Private Placement"), the Company entered into an agreement with Dickinson Holding Corp. and Dickinson & Co. under which Dickinson Holding Corp. acquired an option to purchase up to 1,000,000 shares of Common Stock at $2.50 per share and promised to purchase no less than 500,000 shares of Common Stock at $2.50 per share, and the Company agreed to pay a placement fee to Dickinson & Co. equal to 10% of the purchase price of the shares. This agreement was subsequently amended four times stretching out the period of time during which Dickinson Holding Corp. could purchase such shares and reducing the minimum purchase requirement to 350,000 shares. Dickinson Holding Corp. eventually purchased 480,000 shares of Common Stock under the terms of this agreement which expired on December 13, 1995.

     In addition, in connection with the Company's Unit Private Placement, Dickinson Holding Corp. purchased 100 Units for $100,000. All 100 shares of the Series A Preferred Stock were converted into 40,000 shares of Common Stock on June 7, 1996.

  Technology Funding Partners III, L.P.

     The Company issued convertible secured notes to Technology Funding Partners III, L.P., a significant shareholder, in the principal amounts of $200,000 and $100,000 on August 10, 1995, and August 28, 1995, respectively, to provide bridge financing for the earnest money deposit and transaction fees related to the acquisition of EDI. These notes were due on demand but no later than one year from issuance and earned 10% interest. In consideration of these bridge loans, Technology Funding Partners III, L.P. received warrants to purchase 30,000 shares of Common Stock at an exercise price of $2.00 per share. On October 10, 1995, the Company issued 121,867 shares of Common Stock to Technology Funding Partners III, L.P. as repayment of $304,667 of accrued interest and principal due under the bridge loans.

     In connection with the Company's Unit Private Placement, Technology Funding Partners III, L.P. purchased 50 Units for $50,000. In addition, Technology Funding Partners III, L.P. participated in the Common Stock Private Placement by purchasing 120,000 shares of Common Stock at a price of $2.50 per share. Technology Funding Partners III, L.P. converted all 50 shares of Series A Preferred Stock into 20,000 shares of Common Stock on November 12, 1996.

  Donald F. McGuinness

     The Company issued an unsecured $250,000 note to Donald F. McGuinness, the Chairman of the Board, President, and Chief Executive Officer, in connection with the Company's acquisition of EDI. This note was issued in partial payment for Mr. McGuinness' EDI stock that was acquired by the Company on October 10, 1995. The note earned 7% interest and was repaid with interest, when due, on January 1, 1996.

  Thomas A. Schultz

     Thomas A. Schultz, a director and former Chief Executive Officer, received an interest free $100,000 loan from the Company on October 13, 1995 in connection with a $100,000 bonus related to the acquisition of EDI that the Company owed him. The note underlying this debt to the Company was due on demand but in no event later than January 15, 1996. The note was satisfied in full. See "Employment and Severance Agreements."

  Norman T. Hall

     The Company sold 40,000 shares of Common Stock at a price of $2.50 per share to Dr. Hall, a director, in connection with the Common Stock Private Placement. Moreover, in connection with the acquisition of EDI, Bentley Hall & Company (now Bentley Hall Von Gehr International), an investment banking firm of which Dr. Hall is a principal, received an investment banking fee of $270,000.

     The Company is a party to an employment agreement with Mr. McGuinness. Moreover, the Company has entered into or assumed severance agreements with Messrs. McGuinness, Schultz, and Edwards, and Dr. Herb. See "Employment and Severance Agreements."

                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to serve as independent accountants for the Company for the fiscal year ending September 30, 1997, and recommends that the shareholders vote for ratification of such appointment. Price Waterhouse LLP served as the independent accountants for the fiscal years ending September 30, 1996, and September 30, 1995. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Price Waterhouse LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are also expected to be available to respond to appropriate questions.

     On October 10, 1995, the Company completed its acquisition of EDI, whose independent accountants were Price Waterhouse LLP. Upon due consideration of its then current independent accountants, Arthur Andersen LLP, and Price Waterhouse LLP, the Company, with the approval of the Company's Board of Directors, selected Price Waterhouse LLP to serve as its new independent accountants. Accordingly, on October 26, 1995, the Company dismissed Arthur Andersen LLP.

     Arthur Andersen LLP's report on the financial statements for the year ended September 30, 1994 contains no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the years ended September 30, 1993, and 1994, and through October 26, 1995, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference thereto in its reports on the financial statements for such years or period.

     The information described above regarding the Company's decision to dismiss Arthur Andersen LLP as its independent accountants and select Price Waterhouse LLP as its new independent accountants, along with a letter from Arthur Andersen LLP stating that it agrees with the above information regarding the Company's change in accountants, was fully disclosed in a Form 8-K filed with the SEC on November 2, 1995.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE
           WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended September 30, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.

                             SHAREHOLDER PROPOSALS

     For a proposal of a shareholder (including director nominations) submitted pursuant to Exchange Act Rule 14a-8 to be included in the Company's proxy statement and form of proxy for the Company's 1998 Annual Meeting of Shareholders, it must be received at the principal executive offices of the Company on or before September 12, 1997. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement.

     For a proposal of a shareholder (including director nominations) to be presented to the Company's 1998 Annual Meeting of Shareholders, other than a shareholder proposal submitted pursuant to Exchange Act Rule 14a-8, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, notice by the shareholder to be timely must be delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Such a proposal must also comply with the requirements as to form set forth in the Company's By-Laws. Any such proposal should be mailed to: Electronic Designs, Inc., One Research Drive, Westborough, Massachusetts 01581, Attention:
Secretary.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ELECTRONIC DESIGNS, INC., ONE RESEARCH DRIVE, WESTBOROUGH, MASSACHUSETTS 01581.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.

                                    APPENDIX
                                    --------
                                 Form of Proxy



--------------------------------------------------------------------------------

                    REVOCABLE PROXY/VOTING INSTRUCTION CARD

                            ELECTRONIC DESIGNS, INC.

              ONE RESEARCH DRIVE, WESTBOROUGH, MASSACHUSETTS 01581
  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 26, 1997
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Electronic Designs, Inc. (the "Company") hereby constitutes and appoints Donald F. McGuinness and Frank D. Edwards, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote as designated on the reverse all of the shares of Common Stock of the Company held of record on January 6, 1997 by the undersigned at the Annual Meeting of Shareholders to be held on Wednesday, February 26, 1997 at 9:00 a.m., at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and at any adjournments or postponements thereof.

     Please COMPLETE, SIGN and DATE the proxy and return it to the Company by hand or by mail. If you attend the Annual Meeting in person, you may withdraw the proxy and vote personally on each matter brought before the Annual Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF THIS PROXY IS SIGNED AND NO SPECIFIED DIRECTION IS MADE AS TO ANY OR ALL OF THE PROPOSALS, THE PROXY WILL BE VOTED FOR EACH NOMINEE IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AND THE PROXIES ARE EACH AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                FOR all nominees              WITHHOLDING
                              listed at right (except          AUTHORITY              NOMINEES: Norman T. Hall
                               as indicated to the      to vote for all nominees                Thomas A. Schultz
                                 contrary below)             listed at right
1. Proposal to elect the following
   directors of the Company to serve   [ ]                         [ ]
   until the 2000 Annual Meeting of
   Shareholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal:

Instruction: To withhold authority to vote for any Individual nominee, write that nominee's name in the space provide below.

------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN
2. Proposal to ratify the appointment of Price
   Waterhouse LLP to serve as Independent accountants      [ ]    [ ]      [ ]
   for the Company for the fiscal year ending September
   30, 1997.

3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   The undersigned hereby acknowledge(s) receipt of a copy of the accompanying
Notice of Annual Meeting of Shareholders and the Proxy Statement with respect thereof and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

         Mark here for address change and note such corrections to the left. [ ]

                                                I PLAN TO ATTEND THE MEETING [ ]

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.


Signature of Shareholder_____________________ Signature of Shareholder_____________________ DATED__________, 1997
                                                                         IF HELD JOINTLY
NOTE: Please date this proxy and sign your name exactly as shown. When there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.

--------------------------------------------------------------------------------